EXHIBIT 23.1

Peter Messineo
Certified Public Accountant
1982 Otter Way Palm Harbor FL 34685
peter@pm-cpa.com
T   727.421.6268   F   727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form 10 is a part, of the report dated June 21, 2011 relative to the financial statements of Kingly Chateau Corporation, as of April 30, 2011 and for the period March 28, 2011(date of inception) through April 30, 2011.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida

June 21, 2011